Exhibit 10.1

AMENDED AND RESTATED ADVISORY AGREEMENT (2023)

among

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.,

AIREIT OPERATING PARTNERSHIP LP

and

ARES COMMERCIAL REAL ESTATE MANAGEMENT LLC

Table of Contents

1.DEFINITIONS1

2.APPOINTMENT10

3.DUTIES OF THE ADVISOR10

4.AUTHORITY OF ADVISOR13

5.BANK ACCOUNTS14

6.RECORDS; ACCESS14

7.LIMITATIONS ON ACTIVITIES14

8.RELATIONSHIP WITH DIRECTORS15

9.FEES15

10.EXPENSES19

11.OTHER SERVICES21

12.REIMBURSEMENT TO THE ADVISOR21

13.OTHER ACTIVITIES OF THE ADVISOR22

14.TERM; TERMINATION OF AGREEMENT23

15.TERMINATION BY THE PARTIES23

16.ASSIGNMENT23

17.PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION23

18.INDEMNIFICATION BY THE CORPORATION AND THE OPERATING PARTNERSHIP24

19.INDEMNIFICATION BY ADVISOR24

20.NOTICES24

21.THIRD PARTY BENEFICIARY25

22.MODIFICATION25

23.SEVERABILITY25

24.CONSTRUCTION25

25.ENTIRE AGREEMENT25

26.INDULGENCES, NOT WAIVERS25

27.GENDER26

28.TITLES NOT TO AFFECT INTERPRETATION26

29.EXECUTION IN COUNTERPARTS26

30.INITIAL INVESTMENT26

THIS AMENDED AND RESTATED ADVISORY AGREEMENT (2023) (the “Agreement”), dated as of April 30, 2023, is among Ares Industrial Real Estate Income Trust Inc., a Maryland corporation (the “Corporation”), AIREIT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Ares Commercial Real Estate Management LLC, a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Corporation intends to qualify as a REIT (as defined below), and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Corporation is the general partner of the Operating Partnership and intends to conduct its business and make investments in Assets primarily through the Operating Partnership;

WHEREAS, the Corporation, the Operating Partnership and the Advisor, are parties to that certain Amended and Restated Advisory Agreement (2022), dated as of May 1, 2022 (the “Prior Agreement”), which is amended and restated in its entirety hereby;

WHEREAS, the Corporation, the Operating Partnership and the Advisor desire to amend and restate the Prior Agreement in order to revise certain terms of the Prior Agreement;

WHEREAS, the Corporation and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Corporation, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

Acquisition Expenses. Any and all expenses, exclusive of Acquisition Fees, incurred by the Corporation, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition, development or origination of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and the costs of performing due diligence. For purposes of this definition, “Asset” means any asset that is related to or which represents a direct or indirect interest in Real Property, Mortgages or other Real Property-related debt, whether owned directly, indirectly or through a Joint Venture or other co-ownership relationship.

Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation, the Operating Partnership or the Advisor) in connection with (i) the acquisition, development or construction of a Property, (ii) the acquisition of interests in a real estate related entity or (iii) making or investing, directly or indirectly, in Mortgages or the origination or acquisition of other Real Property-related debt or other investments, related to or which represent a direct or indirect interest in Real Property Mortgages or other Real Property-related debt whether owned directly, indirectly or through a Joint Venture or other co-ownership relationship, including real estate commissions, selection fees, development fees, construction fees, if any, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be development fees and construction fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Advisor. Ares Commercial Real Estate Management LLC, a Delaware limited liability company, any successor advisor to the Corporation, the Operating Partnership or any person or entity to which Ares Commercial Real Estate Management LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the forgoing, a Person hired or retained by Ares Commercial Real Estate Management LLC to perform property and securities management and related services for the Corporation or the Operating Partnership that is not hired or retained to perform substantially all of the functions of Ares Commercial Real Estate Management LLC with respect to the Corporation or the Operating Partnership as a whole shall not be deemed to be an Advisor.

Advisory Fee. The fee payable to the Advisor pursuant to Paragraph 9(a).

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Annual Total Return Amount. The overall investment return, expressed as a dollar amount per OP Unit, which shall be equal to the sum of (1) the Weighted-Average Distributions per OP Unit over the applicable period, and (2) the Ending VPU, adjusted to remove the negative impact on the overall investment return from the payment or obligation to pay, or distribute, as applicable, the Performance Component and Class-Specific Fees, less the Beginning VPU.

Asset. Any Property, Mortgage, other debt or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the Corporation, directly or indirectly through one or more of its Affiliates.

Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets invested, directly or indirectly, in equity interests in and loans secured by or related to real estate (including, without limitation, equity interests in REITs, mortgage pools, commercial mortgage-backed securities, mezzanine loans and residential mortgage-backed securities), before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Beginning VPU. The VPU determined as of the end of the most recent month prior to the commencement of the applicable period.

Board of Directors or Board. The persons holding such office, as of any particular time, under the Charter of the Corporation, whether they be the Directors named therein or additional or successor Directors.

Bylaws. The bylaws of the Corporation, as the same are in effect from time to time.

Cause. With respect to the termination of this Agreement, fraud, criminal conduct or willful misconduct by the Advisor, or a material breach of this Agreement by the Advisor, which has not been cured within 30 days of such breach.

Charter. The amended and restated articles of incorporation of the Corporation, as amended from time to time.

Class-Specific Fees. Any Distribution Fee expenses accrued or allocated directly or indirectly to a particular class of OP Units or Shares.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Contract Purchase Price. The term “Contract Purchase Price” shall mean (i) the amount actually paid or allocated in respect of the acquisition of a Property, (ii) the Corporation’s proportionate share of the amount actually paid or allocated in respect of the Real Property owned by any real estate related entity in which the Corporation acquires a majority economic interest or which the Corporation consolidates for financial reporting purposes in accordance with generally accepted accounting principles, (iii) the amount actually paid or allocated in respect of an investment in any other real estate related entity or (iv) the amount actually paid or allocated in respect of the origination or acquisition of Mortgages, other debt investments or other investments; in each case including any third party expenses, debt, whether borrowed or assumed, and exclusive of Acquisition Fees and Acquisition Expenses.

Corporation. Corporation shall have the meaning set forth in the preamble of this Agreement.

Dealer Manager. Ares Wealth Management Solutions, LLC or such other Person or entity selected by the Board of Directors to act as the dealer manager for the Offering. Ares Wealth Management Solutions, LLC is a member of FINRA.

Dealer Manager Fee. The dealer manager fee payable to the Dealer Manager for serving as the dealer manager for the Offering and reallowable to Soliciting Dealers with respect to Shares sold by them, as described in the Corporation’s Prospectus.

Development Fee. The fee payable to the Advisor pursuant to Paragraph 9(b).

Director. A member of the Board of Directors of the Corporation.

Disposition Expenses. Any and all expenses incurred by the Corporation, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the disposition of any Asset, whether or not finally sold, including, without limitation, legal fees and expenses, travel and communications expenses and accounting fees and expenses.

Distribution Fee. The distribution fee or any similar ongoing fee (as distinguished from upfront or one-time selling commissions and fees) payable to the Dealer Manager pursuant to the then-current dealer manager agreement between the Corporation and the Dealer Manager.

Distributions. Any distributions of money or other property by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

DST Properties. Real properties that meet the following criteria: (i) tenancy-in-common or Delaware statutory trust beneficial interests in such properties have been sold by the Corporation or any Affiliate to third party investors and (ii) such properties are being leased by the Corporation or any Affiliate from the tenancy-in-common or Delaware statutory trust third party investors.

DST Property Consideration. The consideration received by the Corporation or any Affiliate for selling tenancy-in-common or Delaware statutory trust beneficial interests in DST Properties to third party investors, net of DST Up Front Fees.

DST Up Front Fees. Up front fees and expense reimbursements payable out of gross sale proceeds from the sale of tenancy-in-common or Delaware statutory trust beneficial interests in DST Properties, including but not limited to sales commissions, dealer manager fees and non-accountable expense allowances.

Ending VPU. The VPU as of the end of the last month in the applicable period.

Equity Shares. Transferable shares of beneficial interest of the Corporation of any class or series, including common shares or preferred shares.

Excess Amount. Excess Amount shall have the meaning set forth in Paragraph 12.

Fixed Component. The non-variable component of the Advisory Fee as described in Paragraph 9.

FINRA. Financial Industry Regulatory Authority, Inc.

Fund Interests. The total outstanding Shares and outstanding OP Units that are held by parties other than the Corporation.

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Corporation and/or the Operating Partnership to assume and agree to perform the Corporation’s and/or the Operating Partnership’s obligations under this Agreement; or (ii) any uncured material breach of this Agreement of any nature whatsoever by the Corporation and/or the Operating Partnership that remains uncured for 30 days after written notice of such material breach has been provided to the Corporation and the Operating Partnership by the Advisor.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Corporation through all Offerings, without deduction for Sales Commissions, Dealer Manager Fees, Distribution Fees, volume discounts, any marketing support and due diligence expense reimbursement or other Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Sales Commissions or Dealer Manager Fees are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Corporation are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

Gross Share Value. The product of (i) Fund Interests and (ii) the Value Per Share.

Hurdle Amount. For the applicable period, an amount equal to 5.0% of the Beginning VPU.

Independent Director. Independent Director shall have the meaning set forth in the Charter.

Independent Expert. A person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation.

Independent Valuation Advisor. A firm that is (i) engaged to a substantial degree in the business of conducting valuations on commercial real estate properties, (ii) not affiliated with the Advisor and (iii) engaged by the Corporation with the approval of the Board to appraise the Real Properties or other assets or liabilities pursuant to the Valuation Procedures.

Joint Ventures. The joint venture, co-investment, co-ownership or partnership arrangements (other than arrangements between the Corporation and the Operating Partnership) in which the Corporation or any of its subsidiaries is a co-venturer, co-owner or general partner which are established to acquire or hold Assets.

Liquidity Event. The term “Liquidity Event” shall include, but shall not be limited to, (i) a Listing, (ii) a sale, merger or other transaction in which the Stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, and (iii) the sale of all or substantially all of the Corporation’s Assets where Stockholders either receive, or have the option to receive, cash or other consideration.

Listing. The listing or partial listing of the Shares on a national securities exchange.

Loss Carryforward. An amount that equaled zero as of July 1, 2017 and shall cumulatively increase by the absolute value of any negative Annual Total Return Amount and decrease by any positive Annual Total Return Amount, provided that the Loss Carryforward shall at no time be less than zero. The effect of the Loss Carryforward is that the recoupment of past Annual Total Return Amount losses will offset the positive Annual Total Return Amount for purposes of the calculation of the Performance Component.

Mortgages. In connection with mortgage financing provided, invested in, participated in or purchased by the Corporation, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts as adopted by the members of the North American Securities Administrators Association, Inc. on May 7, 2007, as may be amended from time to time.

NAV. Net asset value, calculated pursuant to the Valuation Procedures.

NAV Calculations. The calculations used to determine the NAV of the Corporation, the Shares, the Operating Partnership and the OP Units, all as provided in the Valuation Procedures.

Net Income. For any period, the Corporation’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Corporation’s Assets.

Offering. The public offering of Shares pursuant to a Prospectus.

Operating Partnership. Operating Partnership shall have the meaning set forth in the preamble of this Agreement.

Operating Partnership Agreement. The Operating Partnership’s limited partnership agreement among the Corporation as general partner, and the limited partners thereto.

OP Unit. Units of limited partnership interest in the Operating Partnership, other than the Special OP Units.

Organization and Offering Expenses. Any and all cumulative costs and expenses incurred by and to be paid from the assets of the Corporation, including amounts reimbursable to the Advisor and its Affiliates pursuant to Paragraph 10(a)(i) hereof, in connection with the formation of the Corporation and the qualification and registration of all of the Corporation’s Offerings, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees.

Performance Component. The variable component of the Advisory Fee as described in Paragraph 9.

Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

Private Organization and Offering Expenses. Any and all cumulative costs and expenses incurred by and to be paid from the assets of the Corporation or any of its subsidiaries, including amounts reimbursable to the Advisor and its Affiliates pursuant and subject to Paragraph 10(a)(ii) hereof, in connection with the formation of any subsidiaries of the Corporation and the qualification of any private offerings of securities conducted by the Corporation or any of such subsidiaries and the subsequent marketing and distribution of such securities, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing and amending or supplementing private placement memoranda, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the qualification of the sale of the Securities under federal and state laws, including accountants’ and attorneys’ fees.

Property or Properties. All or a portion of the Real Property or Real Properties acquired by the Corporation, directly or indirectly through joint venture or co-ownership arrangements or other partnership or investment entities.

Property Accounting Fee. The fee payable to the Advisor pursuant to Paragraph 9(c).

Property Accounting Services. Services related to accounting for Real Property operations and considered “property accounting” in the real estate industry. Such services generally include the maintenance of the Real Property’s books and records in accordance with GAAP and the Corporation’s policies, procedures, and internal controls, in a timely manner, and the processing of Real Property-related cash receipts and disbursements. Examples include, but are not limited to, lease administration, monthly tenant billing and collections, rental revenue accounting, accounting for doubtful accounts, preparing rental expense recovery estimates and reconciliations, recording rental expenses, processing rental expense invoices and tenant reimbursement payments, accounting and budgeting for capital improvement projects, preparing and reviewing operating budgets, assisting in reporting and cash management for loan compliance purposes, and preparing account reconciliations and operating reports. Property accounting services do not include corporate-level accounting services such as, for example, consolidation, accounting and reporting analysis, and quality control reviews of accounting and reporting of third-party property accountants to ensure the accuracy, timeliness, and consistency of property accounting results.

Prospectus. Prospectus shall have the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary Prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land. Properties sold by the Corporation or any Affiliate to investors in tenancy-in-common interests (or pursuant to a Delaware statutory trust), beneficial interests in Delaware statutory trusts, and or similar interests shall be deemed Real Property for the purposes of this definition so long as (i) such properties are being leased by the Corporation or any Affiliate from the tenancy-in-common (or Delaware statutory trust) investors, and (ii) such properties are reflected as Assets of the Corporation in accordance with GAAP. DST Properties shall also be deemed Real Property for the purposes of this definition.

REIT. A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.

Sales Commission. A percentage of Gross Proceeds from the sale of primary Shares in the Offering (not including Shares sold pursuant to the Corporation’s distribution reinvestment plan) payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them.

Securities. The term “Securities” shall mean any of the following, as the text requires: Equity Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

Share Redemption Program. The Corporation’s share redemption program, as amended from time to time.

Shares. The shares of the common stock of the Corporation sold in the Offering.

Soliciting Dealers. Broker-dealers who are members of FINRA, or that are exempt from broker-dealer registration, and who, in either case, have executed selected dealer or other agreements with the Dealer Manager to sell Shares.

Special OP Units. The separate series of limited partnership interests designated as Special Partnership Units in the Operating Partnership Agreement.

Sponsor. Any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation, (ii) will control, manage or participate in the management of the Corporation, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Corporation, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Corporation which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation. “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Stockholders. The registered holders of the Corporation’s Shares.

Termination Date. The date of termination of this Agreement.

Total Operating Expenses. All costs and expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to corporate business, including the Advisory Fee and other operating fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees, (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the sale of Property, (viii) distributions made with respect to interests in the Operating Partnership, and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). Notwithstanding the definition set forth above, any expense of the Corporation which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

Total Project Cost. With regard to any Real Property acquired prior to or during the development, construction or improvement stages, all hard and soft costs and expenses paid or incurred by or on behalf of the Corporation that are in any way related to the development, construction, improvement or stabilization (including tenant improvements) of such Real Property, including, but not limited to, any debt, whether borrowed or assumed, land and construction costs.

Unitholders. The holders of OP Units.

Valuation Procedures. The valuation procedures adopted by the Board, as amended from time to time.

Value Per Share. The term “Value Per Share” shall mean (i) in the event of a Listing pursuant to which incremental equity capital is expected to be raised through the issuance of shares of the Corporation, the final price at which such shares are actually issued, or an estimate thereof reasonably determined by mutual agreement of the Corporation and the Advisor, and (ii) in the event of a Listing pursuant to which no incremental equity capital is expected to be raised through the issuance of shares of the Corporation, the closing price at the end of the first day of trading of the Corporation’s shares upon Listing, or an estimate thereof reasonably determined by mutual agreement of the Corporation and the Advisor.

VPU. Average value per OP Unit, which on any given date shall be equal to (i) the Operating Partnership NAV on such date, divided by (ii) the aggregate number of OP Units of all classes outstanding on such date.

Weighted-Average Distributions per OP Unit. For a particular period of time, an amount equal to the ratio of (i) the aggregate distributions accrued in respect of all OP Units during the applicable period, divided by (ii) the weighted-average number of OP Units of all classes outstanding during the applicable period, calculated in accordance with GAAP applied on a consistent basis.

2%/25% Guidelines. For any year in which the Corporation qualifies as a REIT, the requirement pursuant to the NASAA REIT Guidelines that, in any 12 month period, Total Operating Expenses not exceed the greater of 2% of the Corporation’s Average Invested Assets during such 12 month period or 25% of the Corporation’s Net Income over the same 12 month period.

2. APPOINTMENT. The Corporation and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3. DUTIES OF THE ADVISOR. The Advisor undertakes to use its reasonable efforts to present to the Corporation and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Corporation as determined and adopted from time to time by the Board of Directors. The Advisor is registered as an investment adviser under the Advisers Act of 1940 (the “Advisers Act”) and undertakes to perform its duties consistent with applicable law. In performance of these undertakings, subject to the supervision of the Board of Directors and consistent with the provisions of the Charter, the Bylaws and the Operating Partnership Agreement, the Advisor shall, either directly or by engaging an Affiliated or non-Affiliated Person:

(a) serve as the Corporation’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Corporation’s assets and investment policies;

(b) manage and supervise the Offering of Shares and any private placements of securities, including but not limited to OP Units, tenancy-in-common or Delaware statutory trust beneficial interests in DST Properties, including, without limitation: (i) develop the product offering, including the determination of the specific terms of the Securities to be offered, prepare all offering and related documents, and obtain all required regulatory approvals; (ii) along with the Dealer Manager, approve the participating broker dealers and negotiate the related selling agreements; (iii) coordinate the due diligence process for participating broker dealers and their review of any Prospectus, private placement memoranda and other Offering, private placement and Corporation documents; (iv) assist in the preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in the Offering or private placement; (v) along with the Dealer Manager, negotiate and coordinate with the transfer agent for the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions; and (vi) manage and supervise all other services related to the organization of the Corporation, the Operating Partnership, an Offering or a private placement;

(c) implement and coordinate the processes with respect to the NAV Calculations, and in connection therewith, obtain appraisals performed by an Independent Valuation Advisor concerning the value of the Real Properties;

(d)supervise one or more Independent Valuation Advisors and, if and when necessary, recommend to the Board its replacement;

(e)provide the daily management for the Corporation and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Corporation and the Operating Partnership, including, without limitation: (i) provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other items necessary and incidental to the Corporation’s business and operations; (ii) maintain accounting data and any other information requested concerning the activities of the Corporation and the Operating Partnership as shall be required to prepare and to file all periodic financial reports with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements; (iii) oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters; (iv) manage and coordinate with the transfer agent the quarterly dividend process and payments to Stockholders; (v) consult with and assist the Board of Directors in evaluating and obtaining adequate insurance coverage based upon risk management determinations; (vi) provide the Board of Directors with updates related to the overall regulatory environment affecting the Corporation and the Operating Partnership, as well as managing compliance with such matters; (vii) consult with the Board of Directors with respect to the corporate governance structure and appropriate policies and procedures related thereto; (viii) oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Corporation and the Operating Partnership to comply with applicable law, including the Sarbanes-Oxley Act; (ix) manage communications with Stockholders and OP Unitholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and (x) establish technology infrastructure to assist in providing Stockholder and OP Unitholder support and service;

(f) investigate, select, and, on behalf of the Corporation and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Corporation and the Operating Partnership with any of the foregoing;

(g) consult with the officers and Board of Directors of the Corporation and assist the Board of Directors in the formulation and implementation of the Corporation’s financial policies, and, as necessary, furnish the Board of Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Corporation and in connection with any borrowings proposed to be undertaken by the Corporation and/or the Operating Partnership;

(h) subject to the provisions of Paragraphs 3(j),(q),(r),(s) and 4 hereof, (i) locate, analyze and select potential investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments will be made; (iii) make investments on behalf of the Corporation and the Operating Partnership in compliance with the investment objectives and policies of the Corporation; (iv) oversee the due diligence process; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, investments; and (vi) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties;

(i) upon request, provide the Board of Directors with periodic reports regarding prospective investments;

(j) make investments in and dispositions of Assets within the discretionary limits and authority as granted by the Board;

(k) negotiate on behalf of the Corporation and the Operating Partnership with banks or lenders for loans to be made to the Corporation and the Operating Partnership, and negotiate on behalf of the Corporation and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and the Corporation’s Securities or obtain loans for the Corporation and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Corporation or the Operating Partnership;

(l) obtain reports (which may but are not required to be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Corporation and/or the Operating Partnership in Assets;

(m) from time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors of its performance of services to the Corporation and the

Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its affiliates;

(n) provide the Corporation and the Operating Partnership with all necessary cash management services;

(o) do all things necessary to assure its ability to render the services described in this Agreement;

(p) deliver to or maintain on behalf of the Corporation copies of all appraisals obtained in connection with the investments in Real Properties and all valuations of other Assets as may be required to be obtained by the Board;

(q) notify and obtain the prior approval of the Board of Directors, any particular Directors specified by the Board or, if specified in a resolution or policy adopted by the Board, any committee of the Board or the Advisor, for any investments in Real Properties;

(r) notify and obtain the approval of a majority of the Board of Directors (including a majority of the Independent Directors) for all affiliated transactions before such transactions are completed;

(s) effect any private placement of OP Units, tenancy-in-common, Delaware statutory trust, or other interests in Real Properties as may be approved by the Board;

(t) oversee the development, construction and improvement, including tenant improvements, of Real Properties (including DST Properties) by third parties on behalf of the Corporation;

(u) provide Property Accounting Services with respect to each Real Property owned by the Corporation or Real Property in which the Corporation otherwise has an interest, such as through a joint venture, in consideration for the fee described in Section 9(c); and

(v) oversee and monitor third-party engineers, facility managers and property managers with regard to the effective building operations and maintenance of our Real Properties (including DST Properties).

Notwithstanding the foregoing, the Advisor may delegate any or all of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Paragraph 3, subject to the prior consent of the Corporation if all or substantially all of such duties are delegated to a Person that is not an Affiliate. Further, the Advisor or any Affiliate may provide internal legal services, either directly to the Corporation or as oversight of the Corporation’s outside counsel, which internal legal services shall be deemed separate and not included in the services set forth above.

4. AUTHORITY OF ADVISOR.

(a) Pursuant to the terms of this Agreement (including the restrictions included in Paragraph 3, this Paragraph 4 and in Paragraph 7), and subject to the continuing and exclusive authority of the Board of Directors over the management of the Corporation, the Board of

Directors hereby delegates to the Advisor the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Paragraph 3.

(b) Notwithstanding the foregoing, any investment in Real Properties, including any acquisition of Real Property by the Corporation or the Operating Partnership (including any financing of such acquisition), will require the prior approval of the Board, any particular Directors specified by the Board or, if specified in a resolution or policy adopted by the Board, any committee of the Board or the Advisor, as the case may be.

(c) In connection with a proposed transaction that requires the approval of the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.

The prior approval of a majority of the Board of Directors (including a majority of the Independent Directors) will be required for each transaction to which the Advisor or its Affiliates is a party. The Board of Directors may, at any time upon the giving of written notice to the Advisor, modify or revoke the authority set forth in this Paragraph 4. If and to the extent the Board so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board for prior approval such proposed transactions involving investments in Assets as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Corporation prior to the date of receipt by the Advisor of such notification.

5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries, under such terms and conditions as the Board of Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and to the auditors of the Corporation.

6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board of Directors and by counsel, auditors and authorized agents of the Corporation, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Corporation and the Operating Partnership.

7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Corporation as a REIT, (b) subject the Corporation to regulation under the Investment Corporation Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Corporation, its Shares or its Securities, or otherwise not be permitted by the Charter or Bylaws of the Corporation, except if such action shall be ordered by the Board of Directors, in which case the Advisor shall notify promptly the Board of Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, the Advisor, its members, managers, directors, officers, employees and stockholders, and members, managers, stockholders, directors and officers of the Advisor’s Affiliates, shall not be liable to the Corporation or to the Board of Directors or stockholders for any act or omission by the Advisor, its members, managers, directors, officers or employees, or stockholders, members, managers, directors or officers of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Paragraph 19 of this Agreement.

8. RELATIONSHIP WITH DIRECTORS. Subject to Paragraph 7 of this Agreement and to restrictions advisable with respect to the qualification of the Corporation as a REIT, members, managers, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, may serve as a Director and as officers of the Corporation, except that no member, manager, director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Corporation shall receive any compensation from the Corporation for serving as a Director or officer of the Corporation other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Charter.

9. FEES.

(a)Advisory Fee. As compensation for asset management services rendered pursuant to Paragraph 3 hereof, the Corporation shall pay to the Advisor the Fixed Component of the Advisory Fee as set forth in this Paragraph 9(a) and the Performance Component of the Advisory Fee described in this Paragraph 9(a). Provided that this Agreement has not been terminated, the Performance Component shall be paid to a wholly-owned subsidiary of the Advisor, in its capacity as the holder of the Special OP Units, as a performance participation interest with respect to the Special OP Units in the form of an allocation and distribution from the Operating Partnership pursuant to the Operating Partnership Agreement. At the election of the Advisor, all or a portion of the Performance Component shall be paid instead to the holder of the Special OP Units as a fee as set forth in this Paragraph 9(a). If the Advisor does not elect on or before the first day of a calendar year to have all or a portion of the Performance Component paid as a fee in cash to the holder of the Special OP Units, then the Performance Component shall be paid as a distribution on the performance participation interest to the holder of the Special OP Units.

(i)The Corporation shall pay to the Advisor the Fixed Component of the Advisory Fee, in an amount equal to 1/12th of 1.25% of (a) the applicable monthly NAV per Fund Interest times the weighted-average number of Fund Interests for such month and (b) the aggregate DST Property Consideration for all DST Properties. In calculating the Fixed Component of the

Advisory Fee, the Corporation uses its NAV before giving effect to monthly accruals for the Fixed and Performance Components of the Advisory Fee, Distribution Fees payable to the Dealer Manager, or distributions payable on the Corporation’s outstanding Shares or OP Units held by third parties.

(ii)The Advisor shall earn a Performance Component with respect to each calendar year (or partial calendar year) in which this Agreement is in effect in an amount equal to:

(A)the lesser of (1) the amount equal to 12.5% of (a) the Annual Total Return Amount less (b) the Loss Carryforward, and (2) the amount equal to (x) the Annual Total Return Amount, less (y) the Loss Carryforward, less (z) the Hurdle Amount;

multiplied by:

(B)the weighted-average number of OP Units outstanding during the applicable year, calculated in accordance with GAAP as applied on a consistent basis;

(C)provided, that the Performance Component shall at no time be less than zero.

Except as described in the definition of Loss Carryforward in this Agreement, any amount by which the Annual Total Return Amount falls below the Hurdle Amount will not be carried forward to subsequent periods. If the Performance Component is payable pursuant to this Paragraph 9(a)(ii), the Advisor shall be entitled to such payment or distribution, as applicable, even in the event that the total percentage return to Unitholders over any longer or shorter period, or the total percentage return to any particular Unitholder over the same, longer or shorter period, has been less than the Annual Total Return Amount used to calculate the Hurdle Amount. The Advisor shall not be obligated to return any portion of any Advisory Fee paid based on the Corporation’s or the Operating Partnership’s subsequent performance.

If the Performance Component is being calculated with respect to a year in which the Corporation completes a Liquidity Event, for purposes of determining the Annual Total Return Amount, the change in VPU shall be deemed to equal the difference between the Ending VPU as of the end of the prior calendar year and the value per OP Unit determined in connection with such Liquidity Event. In connection with a Listing, for purposes of determining the Annual Total Return Amount, the change in VPU shall be deemed to equal the difference between the Ending VPU as of the end of the prior calendar year and an amount equal to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of the bid and asked prices, for the 30-day period beginning 90 days after such Listing. Upon a Liquidity Event other than a Listing, for purposes of determining the Annual Total Return Amount, the change in VPU shall be deemed to equal the difference between the Ending VPU as of the end of the prior calendar year and an amount equal to the consideration per Fund Interest received by holders of Fund Interests in connection with such Liquidity Event.

(iii)The Advisory Fee will accrue monthly. The Fixed Component is payable monthly in arrears, as described in Paragraph 9(a)(i) above. The Performance Component with respect to any calendar year is payable after the completion of the NAV Calculations for December of such year. The Fixed Component shall be payable for each month in which this Agreement is in effect, even if the Agreement is in effect for a partial month. The Performance Component shall be payable for each calendar year in which this Agreement is in effect, even if the Agreement is in effect for a partial calendar year. If the Advisory Fee is payable with respect to any partial calendar month or calendar year, then the Fixed Component shall be prorated based on the number of days elapsed during any partial calendar month and the Performance Component shall be calculated based on the annualized total return amount determined using the total return achieved for the period of such partial calendar year. In the event this Agreement is terminated or its term expires without renewal, the partial period Fixed Component and Performance Component of the Advisory Fee shall be calculated and due and payable upon the Termination Date. In such event, for purposes of determining the Annual Total Return Amount, the change in VPU shall be determined based on a good faith estimate of what the NAV Calculations would be as of the Termination Date; provided, that, if this Agreement is terminated with respect to a Liquidity Event, the Performance Component will be due and payable in connection with such Liquidity Event and the Annual Total Return Amount shall be calculated as set forth in Paragraph 9(a)(ii) above.

(iv)In the event the Operating Partnership commences a liquidation of its Assets during any calendar year, the Advisor shall be paid the Advisory Fee from the proceeds of the liquidation and the Performance Component shall be calculated at the end of the liquidation period prior to the distribution of the liquidation proceeds to the Unitholders. The calculation of the Performance Component for any partial year shall be calculated consistent with the applicable provisions of Paragraphs 9(a)(ii) and 9(a)(iii) above.

(v)The measurement of the change in VPU for the purpose of calculating the Annual Total Return Amount is subject to adjustment by the Board to account for any dividend, split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions that the Board deems to be a return of capital if such changes are not already reflected in the Operating Partnership’s net assets.

(vi) Notwithstanding anything to the contrary in this Paragraph 9(a), upon the triggering of a Pro-Rata Period as defined in the Share Redemption Program, payment or distribution of the Performance Component shall be deferred until all share redemption requests under the Share Redemption Program are satisfied.

(b) Development Fee. The Advisor shall receive a Development Fee (defined below) with respect to each Real Property for which the Advisor provides Development Services (defined below) or Development Oversight Services (defined below), either in connection with the acquisition of such Real Property (including, without limitation, forward commitment acquisitions), the stabilization of such Real Property (including, without limitation, development or value add transactions), or both (any of the foregoing being “Development Real Properties”). In connection with providing services related to the development, construction, improvement or stabilization, including tenant improvements, of Development Real Properties (collectively, “Development Services”) or overseeing the provision of these services by third parties on behalf of the Corporation (“Development Oversight Services”), the fee (the “Development Fee”) will be an amount that will be equal to 4.0% of Total Project Cost of such Development Real Property (or the Corporation’s proportional interest therein with respect to Real Property held in Joint Ventures or other entities that are co-owned). If the Advisor engages a third party to provide Development Services directly to the Corporation, the third party shall be compensated directly by the Corporation, and the Advisor shall receive the Development Fee if it provides the Development Oversight Services. The total of all Development Fees and Acquisition Expenses paid by the Corporation with respect to any Real Property shall not exceed 6% of the Contract Purchase Price or the Total Project Cost (as applicable) of such Real Property unless Development Fees in excess of such amount are approved by a majority of the Board of Directors, including a majority of the Independent Directors.

(c) Property Accounting Fee. The Advisor may provide Property Accounting Services for any Real Property owned by the Corporation or Real Property in which the Corporation otherwise has an interest, such as through a joint venture. In exchange for Property Accounting Services provided by the Advisor, the Corporation shall pay the Advisor the difference between: (i) the property management fee charged with respect to each Real Property (the “Property Management Fee”), which reflects the market rate for all Real Property management services, including Property Accounting Services, based on rates charged for similar properties within the region or market in which the Real Property is located, and (ii) the amount actually paid to third-party property management firms for property management services, which excludes Property Accounting Services, which fee is based on an arms-length negotiation with a third-party property management service providers (the difference between (i) and (ii), the “Property Accounting Fee”). The tenant or tenants at each Real Property may reimburse the Corporation for all or a portion of the Property Management Fee.

(d)Third-Party Costs. The Advisor or its Affiliates may incur third-party costs in connection with the performance of applicable services pursuant to this Agreement, which third-party costs shall be separately reimbursed pursuant to Paragraph 10 hereof.

(e)Fees for other Services. The Corporation may retain certain of the Advisor’s Affiliates from time to time, for services relating to its investments or its operations, which may include property management services, leasing services, corporate services, statutory services, transaction support services (including but not limited to coordinating with brokers, lawyers, accountants and other advisors, assembling relevant information, conducting financial and market analyses, and coordinating closing procedures), construction and development management, and loan management and servicing, and within one or more such categories, providing services in respect of asset and/or investment administration, accounting, technology, tax preparation, finance (including but not limited to budget preparation and preparation and maintenance of corporate models), treasury, operational coordination, risk management, insurance placement, human resources, legal and compliance, valuation and reporting-related services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, property, title and/or other types of insurance, management consulting and other similar operational matters. Any fees paid to the

Advisor’s affiliates for any such services will not reduce the Advisory Fees. Any such arrangements will be at market rates or reimbursement of costs.

(f)Loans from Affiliates. The Advisor or any Affiliate thereof may not make any loan to the Corporation or the Operating Partnership unless a majority of the Board of Directors (including a majority of the Independent Directors) approve the loan as being fair, competitive, and commercially reasonable and no less favorable to the Corporation or the Operating Partnership than comparable loans between unaffiliated parties.

(g)Exclusion of Certain Transactions. In the event the Corporation or the Operating Partnership shall propose to enter into any transaction with the Sponsor, the Advisor, a Director or any Affiliate thereof, then such transaction shall be approved by a majority of the Board of Directors (including a majority of the Independent Directors) as fair and reasonable to the Corporation.

(h)Payment in Shares or OP Units. The fees due under this Paragraph 9 shall be paid in cash; provided, however, that in lieu of cash, the Advisor may elect to receive the payment of the fees due under this Paragraph 9 in any class of Shares or OP Units. Any such Shares or OP Units shall be valued at the NAV per share applicable to such Shares or OP Units on the issue date. Such shares shall not be subject to any early redemption deduction under the Corporation’s share redemption programs.

(i) Equity Compensation. The Corporation has adopted equity incentive plans, which are administered by the Board of Directors, including the Independent Directors, pursuant to which the Corporation makes certain equity awards to the Independent Directors as well as to advisors, consultants, and employees of the Advisor and its Affiliates. Awards are granted at the discretion of the Board of Directors.

10. EXPENSES.

(a) In addition to the compensation paid to the Advisor pursuant to Paragraph 9 hereof and subject to the limitations set forth in this Paragraph 10 and in Paragraph 12 and contained in the Charter, the Corporation or the Operating Partnership shall pay directly or reimburse the Advisor or its Affiliates for all of the expenses paid or incurred by the Advisor or its Affiliates in connection with the services they provide to the Corporation and the Operating Partnership pursuant to this Agreement, including, but not limited to:

(i) Organization and Offering Expenses paid or incurred by the Advisor or any of its Affiliates; provided that after an Offering terminates, the Advisor shall reimburse the Corporation to the extent the sum of the Organization and Offering Expenses and the Sales Commissions, Dealer Manager Fees and Distribution Fees with respect to such Offering that are borne by the Corporation exceed 15.0% of the Gross Proceeds raised in the completed Offering; the Advisor shall be responsible for the payment of all the Corporation's Organization and Offering Expenses in excess of the maximum amount permitted;

(ii) Private Organization and Offering Expenses paid or incurred by the Advisor or any of its Affiliates, except to the extent the Advisor or its Affiliates have agreed to receive a fee in lieu of reimbursement of such expenses therewith;

(iii) Acquisition Expenses paid or incurred by the Advisor or any of its Affiliates;

(iv) Disposition Expenses incurred in connection with the disposition of Assets;

(v) the actual cost of goods and services used by the Corporation and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of any securities;

(vi) interest and other costs for borrowed money, including discounts, points and other similar fees;

(vii) taxes and assessments on income of the Corporation or Assets and any other taxes otherwise imposed on the Corporation;

(viii) costs associated with insurance required in connection with the business of the Corporation or by the officers and Directors, as well as the costs associated with overseeing the provision of, or providing directly, insurance management services, including, without limitation, overseeing all related brokerage relationships, managing all related premium and expense allocations, managing all related claims reporting and oversite, answering or coordinating with broker questions regarding coverage, claims, reporting, etc., coordinating required certificates of insurance, coordinating review of sponsor’s or joint venture partners’ builder’s risk programs and managing renewals;

(ix) expenses of managing and operating Real Property owned by the Corporation, or Real Property in which the Corporation otherwise has an interest, such as through a joint venture interest, including, but not limited to expenses related to Property Accounting Services provided by third-parties, the expenses of which shall be paid by the direct or indirect subsidiary of the Corporation which owns the Real Property;

(x) all expenses in connection with payments to the Directors and meetings of the Directors and Stockholders;

(xi) expenses associated with a Listing, if applicable;

(xii) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Corporation to the Stockholders;

(xiii) expenses of organizing, revising, amending, converting, modifying, or terminating the Corporation or the Charter;

(xiv) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xv) personnel and related employment costs (including, but not limited to, compensation) and overhead (including, but not limited to, allocated rent paid to both third parties and an affiliate of the Advisor, equipment, utilities, insurance, travel and entertainment, and other costs) costs incurred by the Advisor or its Affiliates in performing the services described in Paragraph 3 hereof, including, but not limited to, compensation (whether paid in cash, stock, or other forms), benefits and other overhead of all employees involved in the performance of such services; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee;

(xvi) audit, accounting and legal fees and other fees for professional services relating to the operations of the Corporation and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board of Directors;

(xvii) out-of-pocket costs for the Corporation to comply with all applicable laws, regulations and ordinances; and

(xviii) all other costs incurred by the Advisor in performing its duties hereunder.

(b) Expenses incurred by the Advisor or its Affiliates on behalf of the Corporation and the Operating Partnership and payable pursuant to this Paragraph 10 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Corporation and the Operating Partnership and the calculation of the fees and commissions due under this Agreement during each month, and shall deliver such statement to the Corporation and the Operating Partnership within 45 days after the end of each month.

11. OTHER SERVICES. Should the Board of Directors request that the Advisor or any director, officer or employee thereof render services for the Corporation and the Operating Partnership other than set forth in Paragraph 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Corporation, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.

 12. REIMBURSEMENT TO THE ADVISOR. For any year in which the Corporation qualifies as a REIT, the Corporation shall not reimburse the Advisor at the end of any fiscal quarter Total Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Corporation or, at the option of the Corporation, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter unless a majority of the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be paid and within 60 days after the end of such Expense Year there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. The

Corporation will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

13. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any member, manager, director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor may, with respect to any investment in which the Corporation is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. It is contemplated that the Corporation may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged (directly or indirectly) to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service. The parties to this Agreement hereby acknowledge that the Advisor may provide advice and render services to Persons that will compete with the Corporation for investments.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Corporation and its obligations to or its interest in any other partnership, corporation, limited liability company, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. If the Advisor, its members, managers, directors, employees or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Corporation, it shall be the duty of the Independent Directors to ensure that the Advisor and its Affiliates follow the method approved by the Independent Directors, by which investments are to be allocated to the competing investment entities and to use their reasonable efforts to ensure that such method is applied fairly to the Corporation.

The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Corporation which is consistent with the investment policies and objectives of the Corporation, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Corporation even if the opportunity is of character which, if presented to the Corporation, could be taken by the Corporation. In the event an investment opportunity is located, the allocation procedure set forth under the caption “Conflicts of Interest—Conflict Resolution Procedures” in any Prospectus (as such procedures may be amended from time to time by a majority of the Board, including the Independent Directors) shall govern the allocation of the opportunity among the Corporation and Affiliates of the Advisor.

14. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force through and including April 30, 2024, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Independent Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

15. TERMINATION BY THE PARTIES. This Agreement may be terminated (i) immediately by the Corporation and/or the Operating Partnership for Cause (subject to any applicable cure period), (ii) upon 60 days’ written notice without Cause and without penalty by a majority of the Independent Directors of the Corporation or by the Advisor, (iii) upon 60 days’ written notice with Good Reason by the Advisor or (iv) immediately by the Corporation and/or the Operating Partnership in connection with a merger, sale of Assets or transaction involving the Corporation pursuant to which a majority of the Directors then in office are replaced or removed.

16. ASSIGNMENT. This Agreement may be assigned by the Advisor to an Affiliate or Affiliates with the approval of a majority of the Board of Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Board of Directors. This Agreement shall not be assigned by the Corporation or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Corporation or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Corporation or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Corporation and the Operating Partnership are bound by this Agreement. For the avoidance of doubt, this Agreement may not be assigned (as such term is defined in Section 205(a)(2) of the Advisers Act) or novated by the Advisor by operation of law or otherwise without consent as required under the Advisers Act; provided, that the Advisor may assign, subcontract, delegate or otherwise transfer any of its rights and obligations hereunder to any of its Affiliates.

17. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Corporation or the Operating Partnership within 30 days after the effective date of such termination: (i) subject to the limitations set forth in Paragraph 12 hereof and in the Charter, all unpaid reimbursements of expenses, including without limitation, subject to the limitation described in Paragraph 10(a)(i) hereof, any Organization and Offering Expenses that have not been reimbursed to the Advisor as of the Termination Date; and (ii) all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(b) In addition, in accordance with the provisions of Paragraph 12, the Advisor shall be entitled to receive any Excess Amount (as defined in Paragraph 12) for which the Independent Directors determined (before or after the Termination Date) that there was justification based on unusual and nonrecurring factors.

(c) The Advisor shall promptly upon termination:

(i) pay over to the Corporation and the Operating Partnership all money collected and held for the account of the Corporation and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

(iii) deliver to the Board of Directors all Assets and documents of the Corporation and the Operating Partnership then in the custody of the Advisor; and

(iv) cooperate with the Corporation and the Operating Partnership to provide an orderly management transition.

18. INDEMNIFICATION BY THE CORPORATION AND THE OPERATING PARTNERSHIP. The Corporation and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective members, managers, officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, including without limitation, any liabilities, claims, damages or losses arising under any agreements related to an Offering, and related expenses, including reasonable attorneys’ fees, subject to any limitations imposed by the laws of the State of Maryland or the Charter. Notwithstanding the foregoing, the Corporation and the Operating Partnership may not indemnify or hold harmless the Advisor, its Affiliates, or any of their respective members, managers, officers, directors, partners or employees in any manner that would be inconsistent with the provisions of Section II.G of the NASAA REIT Guidelines.

19. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Corporation and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, gross misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

20. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Corporation:	Ares Industrial Real Estate Income Trust Inc. One Tabor Center 1200 Seventeenth Street, Suite 2900 Denver, CO 80202

To the Operating Partnership:	AIREIT Operating Partnership LP One Tabor Center 1200 Seventeenth Street, Suite 2900 Denver, CO 80202

To the Advisor:	Ares Commercial Real Estate Management LLC 2000 Avenue of the Stars, 12th Floor Los Angeles, CA 90067 Attention: Naseem Sagati Aghili Email: nsagati@aresmgmt.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Paragraph 20.

21. THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their Affiliates and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

22. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

23. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

24. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

25. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

26. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party or any third party beneficiary to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

27. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

28. TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

29. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

30. INITIAL INVESTMENT. The Advisor owns 20,000 Class I shares that were originally issued in connection with the original advisor's initial investment in the Corporation of $200,000. The Advisor may not sell any of such Shares while the Advisor acts in such advisory capacity to the Corporation, provided, that such Shares may be transferred to Affiliates of the Advisor. The restrictions included above shall not apply to any other Securities of the Corporation or the Operating Partnership acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the election of Directors, the removal of the Advisor, or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC., a Maryland corporation

By:	/s/ SCOTT SEAGER
Name:	Scott Seager
Title:	Managing Director, Chief Financial Officer and Treasurer

AIREIT OPERATING PARTNERSHIP LP, a Delaware limited partnership

By: Ares Industrial Real Estate Income Trust Inc., its Sole General Partner

By:	/s/ SCOTT SEAGER
Name:	Scott Seager
Title:	Managing Director, Chief Financial Officer and Treasurer

ARES COMMERCIAL REAL ESTATE MANAGEMENT LLC, a Delaware limited liability company

By:	/s/ ANTON FEINGOLD
Name:	Anton Feingold
Title:	Vice President